Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Delanco Bancorp, Inc. Registration Statement No. 333-155621 on Form S-8 of our report dated June 3, 2011 relating to our audit of the consolidated financial statements of Delanco Bancorp, Inc. and subsidiaries as of March 31, 2011 appearing in the Annual Report on Form 10-K originally filed with the Securities and Exchange Commission on June 29, 2011.

/s/ Connolly, Grady & Cha, P.C.
Certified Public Accountants

Philadelphia, Pennsylvania
June 27, 2011